                                                                    EXHIBIT 99.1

                                    QUIGLEY

Carl Hymans
G.S. Schwartz & Co.
(212) 725-4500
carlh@schwartz.com

                      QUIGLEY AMENDS THIRD QUARTER RESULTS

      --Earnings per share: $0.23 for the Quarter; $0.08 for Nine Months--

DOYLESTOWN,  PA. - NOVEMBER 14, 2005 - THE QUIGLEY  CORPORATION  (NASDAQ:  QGLY)
today reported that net sales for the third quarter of 2005  increased  58.1% to
$15.3 million from $9.7 million  reported for the third quarter of 2004. For the nine  months  ended  September  30,  2005,  net sales  increased  37.1% to $35.9 million,  compared to $26.2 million reported for the nine months ended September
30, 2004.

Net  sales  for the third  quarter  of 2005  reflect  an 85.1%  increase  in the
Company's  Cold  Remedy  segment  compared  to the  third  quarter  of 2004.  In addition,  net sales also  benefited  from an 11.6%  increase  in the  Company's
Health and  Wellness  operation  for the third  quarter of 2005  compared to the third quarter last year. International sales for the Health and Wellness segment increased  86.2% for the  third  quarter  of 2005 and  domestic  sales  remained relatively  unchanged  from the third quarter last year.  Net sales also reflect
$830,000 generated from the Company's Contract  Manufacturing  segment which has no  comparable  amount in 2004,  as  operations of this segment were part of the
fourth   quarter  2004   acquisition  of  the   facilities   that   manufactured
COLD-EEZE(R).

For the third consecutive quarter, the Company's Cold Remedy net sales continued
to far outpace the growth in its  category as the further  expansion of the Cold
Remedy  segment  reflects the success of  strategic  advertising  and  marketing initiatives;  new product extensions of COLD-EEZE(R);  and a notable increase in consumer acceptance and expanded household penetration.

The increase in net sales for the nine months  reflects a 60.4%  increase in the
Company's  Cold Remedy  segment with the Health and Wellness  segment  remaining
relatively   unchanged.   In  addition,   the  Company's   Health  and  Wellness
international sales for the nine months increased 44.4% reflecting the continued
expansion of international distribution.  The rise in international distribution offset a decrease in domestic  Health and Wellness  segment  sales that occurred during the first half of 2005. Net sales for 2005 also reflect $3.2 million from the Company's Contract  Manufacturing segment, which has no comparable amount in
2004.

Guy J. Quigley,  Chairman,  President and Chief Executive  Officer said, "We are very pleased with the increases in sales for the quarter and nine-month periods, which lend further credence to the success of our ongoing  initiatives to garner additional  market  penetration  of our  COLD-EEZE(R)  Cold Remedy  products and greater  expansion  of our  international  sales  for the  Health  and  Wellness segment.  Our strategic plans are to generate  increasing  sales,  expand market share, and enhance  acceptance of our core  COLD-EEZE(R)  products among a broad array of consumers  including  the growing  geriatric  population of people over sixty-five  years  of age who  represent  a new  expanding  opportunity  for our
COLD-EEZE(R) products."

A  recent   independent   double-blind   placebo-controlled   study,  found  the
Cold-Eeze(R)  Zinc Gluconate  Glycine  formula to be an extremely safe course of therapy  to reduce  the  duration  of the  common  cold when  administered  to a geriatric population medically diagnosed with one or more health conditions. The study found no adverse  effects with the wide range of concomitant  medications,
both   prescription   (Rx)  and   over-the-counter   (OTC),   that  the  seniors
participating in the study reported taking.

Net income for the third quarter ended  September 30, 2005 was $3.0 million,  or
$0.23 per share  compared to $177,000,  or $0.01 per share,  for the same period last year.  Net income for the nine  months  ended  September  30, 2005 was $1.1 million, or $0.08 per share,  compared to a net loss of $1.5 million, or ($0.13)
per share,  for the same  period last year.  Net income  gains for the three and nine months ended September 30, 2005 and 2004 are principally  attributed to the significant  increase in  cold-remedy  sales,  which has a greater  gross profit margin and fewer fixed costs than the other operating segments.  Results for the three and nine months ended  September  30, 2005 and 2004 also include  research and  development  costs of $1.0  million and  $627,000 and $2.9 million and $2.4 million, respectively.

Gross profit percentage  margins for the Cold Remedy segment for the quarter and nine months ended  September 30, 2005  increased due to;  increased  cold remedy sales volume; the expiration in May 2005 of the founder's  commission and to the discontinuation  of a cold  remedy  product,  which  reflected  a charge of $1.4 million  during  the third  quarter  of 2004.  This  charge  included a $422,000 write-off  for inventory and a $974,000  reduction in net sales  resulting  from anticipated customer returns of the product. The gross profit percentage margins for the Health and Wellness  declined due to  inventory  obsolescence  and other charges.  Gross profit gains of the Cold Remedy segment for the quarter and nine months ended  September 30, 2005 were offset by decreases in Health and Wellness gross profit including substantially lower gross profit margins for the Contract
Manufacturing  segment,  which is  significantly  lower than the other operating segments.

In addition to the  foregoing  net changes in gross  profit,  net income for the quarter and nine months ended September 30, 2005 as compared with the net income for the quarter and net loss for the nine months ended  September 30, 2004,  was impacted  by  increased  operating  costs of all  business  segments,  including non-manufacturing  operating  costs of the  contract  manufacturing  in  current operations rather than being carried as inventory.

No tax  provisions  or tax benefits to reduce  income or losses are provided for the quarter and nine month  periods  ended  September  30, 2005 and 2004, as the
Company is in a net operating  loss  carry-forward  position from the cumulative effect of deductions attributed to options, warrants and unrestricted stock from previous year's taxable income.

Mr. Quigley continued,  "We are pleased with the progress of our Pharma products segment  including  two  pre-clinical  toxicity  studies which  determined  that
QR-333, our topical compound for the treatment of diabetic  neuropathy,  is safe for topical  application.  In addition,  further positive In-Vitro study results supported  conclusions  of previous  animal study  findings  that our  potential broad-spectrum  anti-inflammatory,  all natural,  botanical compound, QR440, can inhibit inflammatory cell recruitment and delayed type hypersensitivity.

We are  encouraged by the positive  results  revealed by the further  testing of
QR-333 and QR440 as we continue  to make  significant  progress in bringing  our compounds to market," concluded Mr. Quigley.

The  following  is a  list  of  formulations  currently  in the  Quigley  Pharma pipeline:

Diabetic  Neuropathy - QR333: A patented  topical  compound that extends through
March 2021 is being tested to treat people that suffer from diabetic  peripheral neuropathy,  which can affect 60 to 70 percent of the 15.7 million  diabetics in the country.

Systemic  Radiation - QR336: A patented  compound that extends through  November
2021 is being  investigated  to  potentially  reduce the  effects  of  radiation exposure.

Arthritis - QR440: A patented  naturally-derived  compound that extends  through
April  2023 is being  developed  for the  treatment  of  arthritis  and  related inflammatory disorders as arthritis can afflict 40 million people in the US; 350 million worldwide.

Influenza  A  -  QR435:  A  test  compound  with  potentially  broad  anti-viral properties for applications such as Influenza A&B in an intranasal delivery.

The  Quigley  Corporation  makes  no  representation  that  the US Food and Drug
Administration or any other regulatory agency will grant an Investigational  New
Drug ("IND") or take any other action to allow its formulations to be studied or marketed. Furthermore, no claim is made that potential medicine discussed herein
is  safe,   effective,   or  approved  by  the  Food  and  Drug  Administration.
Additionally,  data that demonstrates activity or effectiveness in animals or in vitro tests do not necessarily mean the formula test compound, referenced herein will be effective in humans.  Safety and effectiveness in humans will have to be demonstrated by means of adequate and  well-controlled  clinical  studies before the clinical  significance of the formula test compound is known. Readers should carefully  review the risk factors  described in filings the Company  files from time to time with the Securities and Exchange Commission.

The Quigley Corporation (Nasdaq:  QGLY,  http://www.Quigleyco.com)  is a leading developer and marketer of diversified health products including the COLD-EEZE(R)
family of patented zinc  gluconate  glycine  (ZIGG(TM))  lozenges and sugar free tablets. COLD-EEZE is the only (ZIGG) lozenge proven in two double-blind studies to reduce the  duration  of the common  cold from 7.6 to 4.4 days or by 42%.  In addition to  Over-The-Counter  (OTC)  products,  the Company has formed  Quigley
Pharma   Inc.    (http://www.QuigleyPharma.com),    a   wholly   owned   ethical
pharmaceutical  subsidiary,  to introduce a line of naturally  derived  patented prescription drugs. The Quigley Corporation's customers include leading national wholesalers  and  distributors,  as well as independent and chain food, drug and mass merchandise stores and pharmacies.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the
Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

                                 (Tables Follow)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following  represents  condensed  financial data (in  thousands)  except per share data:

                                                        Three-Months          Three-Months          Nine-Months       Nine-Months
                                                            Ended                Ended                 Ended             Ended
                                                        September 30,        September 30,         September 30,     September 30,
                                                            2005                  2004                  2005              2004
                                                             ($)                  ($)                   ($)               ($)
                                                      ------------------    -----------------     ---------------    ---------------

Net Sales                                                    15,320                 9,691               35,917          26,198
Gross profit                                                  8,294                 3,800               17,031          11,097
Sales & marketing expenses                                    1,452                   916                4,354           3,373
Administrative expenses                                       2,898                 2,314                8,879           7,119
Research & development                                        1,030                   627                2,939           2,395

Income taxes (Benefit)                                         --                    --                   --              --
Net income (loss)                                             2,999                   177                1,054          (1,517)

Diluted income (loss) per share:
   Net income (loss)                                    $      0.23           $      0.01          $      0.08     ($     0.13)
Diluted weighted average common shares outstanding:      13,316,660            14,107,313           13,285,422      11,511,858

Consolidated Balance Sheets (Unaudited)
---------------------------------------

The following  represents  condensed  financial data (in thousands) at September
30, 2005 and December 31, 2004:

                                                 2005      2004
                                                  ($)       ($)
                                               -------   -------

                Cash & cash equivalents        12,173     14,366
                Accounts receivable, net        8,530      6,376
                Inventory                       3,998      3,455
                Total current assets           25,660     24,961
                Total assets                   31,543     31,530
                Total current liabilities       7,351      7,109
                Long-term debt                  1,143      2,464
                Total stockholders' equity     22,996     21,902